As Filed with the Securities and Exchange Commission
                                 On June 3, 1998

                      Registration Statement No. 333-28483

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 2
                                       to
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            PAYLESS SHOESOURCE, INC.
             (Exact Name of Registrant as Specified in its Charter)

                Delaware                                 43-1813160
        (State of Incorporation)            (I.R.S. Employer Identification No.)
   3231 E. 6th Street, Topeka, Kansas                    66607-2207
(Address of Principal Executive Offices)                 (Zip Code)

                  PAYLESS SHOESOURCE, INC. PROFIT SHARING PLAN
                                       and
                PAYLESS SHOESOURCE, INC. PROFIT SHARING PLAN FOR
                             PUERTO RICO ASSOCIATES
                              (Full Title of Plan)

                                William J. Rainey
              Senior Vice President, Secretary and General Counsel
                            PAYLESS SHOESOURCE, INC.
                               3231 E. 6th Street
                            Topeka, Kansas 66607-2207
                                 (913) 233-5171
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                                 Carl W. Struby
                               Lathrop & Gage L.C.
                        2345 Grand Boulevard, Suite 2800
                           Kansas City, Missouri 64108
                                 (816) 460-5834





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Part I

The Section 10(a) prospectus relating to the Payless ShoeSource, Inc. Profit Sharing Plan, as amended (the "Payless Plan") and the Payless Shoe Source, Inc. Profit Sharing Plan for Puerto Rico Associates, as amended (the "Payless Puerto Rico Plan" and collectively with the Payless Plan, the "Plans") are omitted from this Registration Statement pursuant to the Note to the Instructions to Part I of Form S-8.

Part II

Information Required in the Registration Statement

         On January 30, 1998, Registrant's predecessor (also named Payless ShoeSource, Inc. and referred to herein as the "Predecessor") caused the Trustee of the Payless Plan to create a separate account under the Trust for the Payless Plan and to allocate to it an amount equal to the account balances of its Puerto Rico associates previously held under the Payless Plan, which account thereafter will be governed by the Payless Puerto Rico Plan.

         Effective June 1, 1998, the Predecessor reorganized its corporate structure into a "holding company" form of organizational structure by merging (the "Merger") with Payless Merger Corp., a newly-formed, wholly-owned indirect subsidiary of the Predecessor and a direct subsidiary of the Registrant. Predecessor was the surviving company in the Merger, and in the Merger, each share of common stock of the Predecessor was automatically converted into one share of Common Stock, par value $.01 per share, of Registrant. As a result of the Merger, the Registrant became the holding company and the successor issuer to the Predecessor.

         In connection with the Merger, the Registrant assumed the obligations of the Predecessor as sponsor of the Plans. This post-effective amendment is filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the adoption by Registrant of this Registration Statement, as well as the Plans to which it relates, as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

Item 3. Incorporation of Documents by Reference.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are hereby incorporated by reference:

         (a) The Annual Report of Payless ShoeSource, Inc. on Form 10-K (File No. 1-11633) for the Fiscal Year ended January 31, 1998, filed pursuant to
Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
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         (b) All other reports  filed by Payless  ShoeSource,  Inc.  pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since January 31, 1998.

         (c) The description of the Registrant's Common Stock and related Rights contained under the captions "New Payless Capital Stock" and "Possible Anti-takeover Effect of Certain Provisions of the New Payless Charter, the New Payless Bylaws and the DGCL" at pages 13-17 of the Registrant's Registration Statement on Form S-4 (File No. 333-50577).

         In addition, all documents subsequently filed by the Registrant or the Plans pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and amended, to constitute part of this Registration Statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         Registrant's Restated Certificate of Incorporation ("the "Charter") provides that it will indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of Registrant) by reason of the fact that such person is or was a director, officer, employee or agent of Registrant or is or was serving at the request of Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suite or proceeding, but in each case only if and to the extent permitted under applicable state or federal law. Expenses, including attorneys' fees, incurred by any such person in defending any such


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action,  suit or proceeding shall be paid or reimbursed by Registrant in advance of the final disposition of such action, suit or proceeding upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by Registrant.

         The Charter further states that the right to indemnification and advancement of expenses provided therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, and personal representatives of such a person.

         Section 145 of the Delaware General Corporation Law ("DGCL") permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant, officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         As permitted by Section 102(b) (7) of the DGCL, the Charter provides that no director of Registrant will be liable to Registrant or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to Registrant or its shareowners; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (3) under Section 174 of the DGCL; or (4) for any transaction from which a director derived an improper benefit.

         Registrant  has  entered  into  indemnification  agreements  with  each director and certain executive officers of Registrant. Generally, each indemnification agreement provides, among other things, (i) for indemnification to the fullest extent permitted by law against all expenses, judgments, fines, penalties incurred in connection with, and amounts paid in settlement of, any claim against the indemnified party, provided it is determined pursuant to the agreement that the indemnitee is entitled to be indemnified under the applicable standard of conduct under the DGCL; (ii) for advancement of expenses to the

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indemnitee  in connection  with the  indemnitee's  defense of any  threatened or pending claim, provided that if it is determined pursuant to the agreement that the indemnitee would not be permitted to be indemnified under applicable law, Registrant shall be entitled to be reimbursed by the indemnitee for all such amounts previously paid; (iii) for the creation of a trust for the benefit of the indemnitee in the event of a potential change in control of Registrant which shall be funded from time to time at the request of the indemnitee in an amount
sufficient  to  satisfy  Registrant's   indemnification  obligations  under  the
agreement; and (iv) that no legal action be brought and no cause of action be asserted by or on behalf of Registrant against the indemnitee after the expiration of the earlier of the applicable statute of limitations or two years after the date of accrual of such cause of action. Similar indemnification agreements may be entered into from time to time with additional officers of Registrant. In addition, Registrant has purchased a directors and officers liability insurance policy.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         3.1 Restated Certificate of Incorporation of Registrant (Incorporated herein by reference to Exhibit 3.1 to Registrant's report on Form 8-K (File No. 333-50577) filed June 3, 1998).

         3.2 Bylaws of Registrant (Incorporated herein by reference to Exhibit 3.2 to Registrant's Current Report on Form 8-K (File No. 333-50577) filed June 3, 1998).

         4        Registrant's    Stockholder   Rights   Protection    Agreement
                  (Incorporated   herein  by   reference   to  Exhibit  4  to
                  Registrant's Current Report on Form 8-K (File No. 333-50577) filed June 3, 1998).

       **5 Determination letter dated November 25, 1997 with respect to qualification of the Payless Plan under Section 401(a) of the Internal Revenue Code

      * 23.1      Consent of Arthur Andersen LLP.

      * 24        Powers of Attorney

        99.1 Payless ShoeSource, Inc. Profit Sharing Plan, as amended April 20, 1998 (incorporated herein by reference to Exhibit 99.9 of the Registrant's Current Report on Form 8-K (File No. 333-50577) filed June 3, 1998).


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        99.2      Payless  ShoeSource,  Inc. Profit Sharing Plan for Puerto Rico
                  Associates,  as  amended  April  20,  1998  (incorporated   by
                  reference to Exhibit 99.10 to Registrant's Current Report on Form 8-K (File No. 1-11633) filed June 3, 1998).

         * Filed Herewith

         ** Previously Filed

No opinion of counsel is being furnished because none of the shares of Common Stock offered under the Plans are original issuance securities.

Item 9. Undertakings.

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in

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the opinion of the Securities and Exchange  Commission such  indemnification  is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) Pursuant to Item 8(b) of Form S-8, in lieu of (i) an opinion of counsel concerning the compliance of the Plans with the requirements of ERISA or
(ii) an Internal Revenue Service ("IRS") determination letter that the Payless Plan, as amended, and the Payless Puerto Rico Plan, as amended, are qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the undersigned Registrant hereby undertakes (i) to submit any amendments to the Payless Plan to the IRS in a timely manner and to make all changes required by the IRS to qualify the Plan, as amended and (ii) to submit the Payless Puerto Rico Plan and any amendments thereto to the Puerto Rico Treasury Department ("Department") in a timely manner and to make all changes required by the Department in order to qualify the Payless Puerto Rico Plan, as amended, under
Section 1165(e) of the Puerto Rico Internal Revenue Code.


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                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Topeka, State of Kansas, on the 2nd day of June, 1998.

                                     PAYLESS SHOESOURCE, INC.

                                     By:   /s/Ullrich E. Porzig
                                           Name:  Ullrich E. Porzig
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

    Signature                        Title                               Date

/s/Steven J. Douglass*      Director, Chairman of the Board and    June 2, 1998
Steven J. Douglass          Chief Executive officer (Principal
                            Executive officer)

/s/Richard A. Jolosky*      Director and President                 June 2, 1998
Richard A. Jolosky

/s/Ullrich E. Porzig*       Senior Vice President and Chief        June 2, 1998
Ullrich E. Porzig           Financial Officer (Principal Financial
                            Officer)

/s/Ronald A. Cooperman*     Controller                             June 2, 1998
Ronald A. Cooperman

/s/Daniel Boggan, Jr.*      Director                               June 2, 1998
Daniel Boggan, Jr.

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/s/Howard R. Fricke*        Director                               June 2, 1998
Howard R. Fricke

/s/Thomas A. Hays*          Director                               June 2, 1998
Thomas A. Hays

/s/Mylle B. Mangum*         Director                               June 2, 1998
Mylle B. Mangum

/s/Michael E. Murphy*       Director                               June 2, 1998
Michael E. Murphy

/s/Richard L. Stark*        Director                               June 2, 1998
Richard L. Stark


* By: /s/ Ullrich E. Porzig
         Ullrich E. Porzig
         Attorney-in-Fact

The Plans. Pursuant to the requirements of the Securities Act of 1933, the Retirement Committees of the Payless ShoeSource, Inc. Profit Sharing Plan and of the Payless ShoeSource, Inc. Profit Sharing Plan for Puerto Rico Associates have duly caused this Amendment No. 2 to Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Topeka, State of Kansas, on the 2nd day of June, 1998.

Payless ShoeSource, Inc. Profit Sharing Plan
Payless ShoeSource, Inc. Profit Sharing Plan for Puerto Rico Associates

         By: /s/ Jeffrey A. Long
               Name: Jeffrey A. Long
               Title:  Chairman


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


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      Signature                       Title                            Date

/s/Jed L. Norden*                     Member                       June 2, 1998
Jed L. Norden

/s/William J. Rainey*                 Member                       June 2, 1998
William J. Rainey


/s/Ullrich E. Porzig*                 Member                       June 2, 1998
Ullrich E. Porzig


/s/Jeffrey A. Long*                   Member                       June 2, 1998
Jeffrey A. Long


/s/Ronald A. Cooperman*               Member                       June 2, 1998
Ronald A. Cooperman


*By: /s/ Jeffrey A. Long
         Jeffrey A. Long,
         Attorney-in-Fact

** Payless ShoeSource Profit Sharing Plan and Payless ShoeSource Profit Sharing Plan for Puerto Rico Associates


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                                  Exhibit List

         3.1      Restated    Certificate   of   Incorporation   of   Registrant
                  (Incorporated   herein  by   reference   to  Exhibit 3.1  to
                  Registrant's Current Report on Form 8-K (File No. 333-50577) filed June 3, 1998).

         3.2 Bylaws of Registrant (Incorporated herein by reference to Exhibit 3.2 to Registrant's Current Report on Form 8-K (File No. 333-50577) filed June 3, 1998).

         4        Registrant's    Stockholder   Rights   Protection    Agreement
                  (Incorporated   herein  by   reference   to  Exhibit  4  to
                  Registrant's Current Report on Form 8-K (File No. 333-50577) filed June 3, 1998).

       **5 Determination letter dated November 25, 1997 with respect to qualification of the Payless Plan under Section 401(a) of the Internal Revenue Code

       *23.1      Consent of Arthur Andersen LLP

       *24        Powers of Attorney

        99.1 Payless ShoeSource, Inc. Profit Sharing Plan, as amended April 20, 1998 (incorporated herein by reference to Exhibit 99.9 of the Registrant's Current Report on Form 8-K (File No. 333-50577) filed June 3, 1998).

        99.2 Payless ShoeSource, Inc. Profit Sharing Plan for Puerto Rico Associates, as amended April 20, 1998 (incorporated by reference to Exhibit 99.10 to Registrant's Current Report on Form 8-K (File No. 333-50577) filed June 3, 1998).

         * Filed Herewith

         ** Previously Filed



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